                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

                                  NS GROUP, INC

     ......................................................................

Name of the Registrant as Specified In Its Charter


.................................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

.................................................................................

    (2) Aggregate number of securities to which transaction applies:

.................................................................................

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

.................................................................................

    (4) Proposed maximum aggregate value of transaction:

.................................................................................

    (5) Total fee paid:

.................................................................................

              [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

.................................................................................

Form, Schedule or Registration Statement No.:

.................................................................................

Filing Party:

.................................................................................

Date Filed:

.................................................................................

1

                              (NS GROUP, INC. LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

                  To Our Shareholders:

                  You are cordially invited to attend the annual meeting of shareholders of NS Group, Inc., which will be held on Wednesday, May 14, 2003, 9:00 a.m., local time, at The Metropolitan Club, 50 East RiverCenter Boulevard, Covington, Kentucky for the following purposes:

                        1. Elect three Class II directors to a three-year term.

                        2. Conduct other business properly brought before the meeting.

                  Shareholders of record at the close of business on March 12, 2003 are entitled to vote at the meeting or any adjournment thereof.

                  Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

                  By order of the Board of Directors,



                  /s/ Thomas J. Depenbrock
                  Thomas J. Depenbrock                         Newport, Kentucky
                  Vice President and Secretary                 March 14, 2003

                                TABLE OF CONTENTS

Annual Meeting Information .....................................              3

Securities Ownership of Management .............................              6

Securities Ownership of Certain Beneficial Owners...............              7

The Board of Directors..........................................              8

Report of the Audit Committee...................................              9

Compensation of Directors.......................................             11

Proposals of the Board..........................................             12

     Item 1 - Election of Three Class II Directors..............             12

     Item 2 - Other Matters ....................................             14

Appointment of Independent Accountants..........................             15

Fees to Independent Accountants.................................             15

Report of the Compensation Committee............................             16

Compensation of Executive Officers..............................             18

Performance Graph...............................................             23

Certain Relationships and Related Transactions..................             24

Shareholder Proposals...........................................             24

Appendix A......................................................             25

                                 NS GROUP, INC.
                              530 West Ninth Street
                             Newport, Kentucky 41071


                                 PROXY STATEMENT

                           ANNUAL MEETING INFORMATION

     This proxy statement contains information related to the annual meeting of shareholders of NS Group, Inc., which we refer to as "NS Group" or the "Company." The meeting will be held on Wednesday, May 14, 2003, beginning at 9:00 a.m., at the Metropolitan Club, 50 East RiverCenter Boulevard, Covington, Kentucky, and at any postponements or adjournments of the meeting. THIS PROXY STATEMENT WAS PREPARED UNDER THE DIRECTION OF NS GROUP'S BOARD OF DIRECTORS AND HAS BEEN SENT TO ASK YOU TO GIVE YOUR PROXY (THAT IS, THE AUTHORITY TO VOTE YOUR SHARES) TO OUR PROXY COMMITTEE SO THEY MAY VOTE YOUR SHARES ON YOUR BEHALF AT THE ANNUAL MEETING. The members of the proxy committee are Thomas J. Depenbrock and James J. Crowe. They will vote your shares as you instruct them on your proxy card. We intend to send the proxy statement, the proxy card, and the 2002 annual report to shareholders on or about March 27, 2003.

WHO IS ENTITLED TO VOTE? _____________________________________

     Shareholders owning our common stock on March 12, 2003, are entitled to vote at the annual meeting or any postponement or adjournment of the meeting.

     Each shareholder has one vote per share on all matters to be voted on. On March 12, 2003, there were 20,668,641 shares of common stock outstanding.

WHAT AM I VOTING ON?_______________________________________

     You may vote on the election of three nominees to serve as Class II directors on the board of directors.

     The board is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxy committee will vote your shares in accordance with their best judgment.

HOW DOES THE BOARD RECOMMEND
I VOTE ON THE PROPOSAL?_____________________________________

     The board recommends a vote FOR each of the nominees for Class II director.

HOW DO I VOTE?____________________________________________________

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, the proxy committee will vote for the three persons nominated for election as Class II directors.

     You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Corporate Secretary, NS Group, Inc., 530 West Ninth Street, Newport, Kentucky 41071, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

WHAT IS A QUORUM? ________________________________________________

     A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock. There must be a quorum for the meeting to be lawfully held.

HOW ARE MY VOTES COUNTED? _________________________________________

     In voting on matters other than the election of directors, your shares are counted as one vote for each share of common stock held. With respect to the election of directors, you have cumulative voting rights, which means that you have the number of votes equal to the number of shares you hold multiplied by the number of directors nominated. You may cast the total number of your votes for one nominee, or distribute them among two or more nominees.

HOW MANY VOTES MUST THE PROPOSALS RECEIVE IN ORDER TO BE ADOPTED? _______

     Directors are elected by a plurality of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote, which means the three nominees receiving the most votes are elected, even if each receives less than a majority of the votes. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

WHAT ARE BROKER NON-VOTES?________________________________________

     The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors is an example of a routine matter on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

HOW WILL VOTING BE CONDUCTED ON OTHER
MATTERS RAISED AT THE MEETING? _____________________________________

      If any matters are presented at the meeting other than the proposal on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card gives the proxy committee the authority to do this. As of the date this proxy statement was mailed, we had not received notice of any matter to be presented other than those on the proxy card.

HOW IS THIS PROXY STATEMENT SOLICITED? _______________________________

     The board of directors of NS Group is soliciting this proxy. The solicitation is done by mail, except for incidental personal solicitations made by officers, directors and employees of NS Group. We reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

                       SECURITIES OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of NS Group common stock as of February 28, 2003, by each director, by each executive officer named in the Summary Compensation Table contained in this proxy, and by all directors and executive officers as a group.

                                                        SHARES BENEFICIALLY OWNED (4)
                                                      ---------------------------------
             NAME                                        NUMBER                 PERCENT
             ----                                        ------                 -------
     William W. Beible, Jr. (1)                         145,705                      *
     Clifford R. Borland (2)                          3,023,657                  14.6
     Paul C. Borland, Jr                                 83,161                      *
     David A. B. Brown                                    8,666                      *
     J.C. Burton                                          2,666                      *
     Thomas J. Depenbrock (3)                            51,649                      *
     Patrick J. B. Donnelly                              36,041(5)                   *
     Thomas L. Golatzki (3)                              64,919                      *
     George A. Helland, Jr                                9,666                      *
     Gary L. Kott                                         8,666                      *
     Frank J. LaRosa II (3)                              19,264                      *
     Robert L. Okrzesik (3)                              15,865                      *
     Rene J. Robichaud                                  394,193                   1.9
     John F. Schwarz                                      5,666                      *
     16 Directors and executive
     officers as a group                              3,898,773                  18.1

          *Less than 1.0%

(1)  Mr. Beible resigned from the Company on September 30, 2002.

(2) The address of Mr. C. R. Borland is NS Group, Inc., 530 West Ninth Street, Newport, KY 41071.

(3) The ages of the following executive officers are: Mr. Beible - 51; Mr. Depenbrock - 46; Mr. Golatzki - 59; Mr. LaRosa II - 43, and Mr. Okrzesik - 48.

(4) The amounts shown include shares that may be acquired upon exercising options within 60 days of February 28, 2003, as follows: Mr. Beible - 139,666 shares; Mr. C. R. Borland - 92,666 shares; Mr. P. C. Borland, Jr. - 81,666 shares; Mr. Brown - 6,666 shares; Mr. Burton - 2,666 shares; Mr. Depenbrock - 39,494 shares; Mr. Donnelly - 6,666 shares; Mr. Golatzki - 39,428 shares; Mr. Helland - 6,666 shares; Mr. Kott - 6,666 shares; Mr. LaRosa - 19,065 shares; Mr. Okrzesik - 15,865 shares; Mr. Robichaud - 346,265 shares; Mr. Schwarz - 2,666 shares; and all directors and executive officers as a group - 827,110 shares. The amount shown for all directors and executive officers as a group also includes 38,116 shares held by the trustee in the NS Group, Inc. Salaried Employees Retirement Savings Plan.

(5) Includes 12,850 shares owned by Mr. Donnelly's wife. Mr. Donnelly disclaims any beneficial interest in these shares.

SECTION 16(A) - BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE ________________________________________

     Based on our records, we believe that during the year ended December 31, 2002, our directors and officers complied with all Securities and Exchange Commission (SEC) filing requirements applicable to them.

                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows information regarding each person known by us to be the beneficial owner of more than 5% of our common stock. The ownership information shown below is based entirely upon and derived from Schedule 13G filings with the SEC.

                                    SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------------------------------------------------------------------------------
       TITLE OF                       NAME AND ADDRESS                           AMOUNT AND NATURE OF          PERCENT OF
         CLASS                       OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP            CLASS
         -----                       -------------------                         --------------------            -----
     Common stock            Van Den Berg Management                             2,886,155 shares (1)            13.98%
                             1301 Capital of Texas Hwy
                             Austin, TX 78746


     Common stock            State Street Research & Management                  2,261,800 shares (2)            10.95%
                             One Financial Center, 30th Floor
                             Boston, MA 02111-2690


     Common stock            Dimensional Fund Advisors, Inc.                     1,655,000 shares (3)             8.02%
                             1299 Ocean Avenue, 11th Floor
                             Santa Monica, CA 90401


     Common stock            Wall Street Associates                              1,147,300 shares (4)             5.60%
                             1200 Prospect Street, Suite 100
                             La Jolla, CA 92037


(1) Based on Amendment No. 4 to Schedule 13G filed with the SEC on March 5, 2003, by Van Den Berg Management. Van Den Berg Management reports sole voting power and dispositive power over 37,295 shares and shared voting power and shared dispositive power as to 2,848,860 shares.

(2) Based on Schedule 13G filed with the SEC on February 14, 2003, by State Street Research & Management Company ("State Street"). State Street reports sole voting power over 2,241,800 shares and sole dispositive power over 2,261,800 shares, and further reports that all such shares are, in fact, owned by clients of State Street.

(3) Based on Schedule 13G filed with the SEC on February 3, 2003, by Dimensional Fund Advisors Inc. ("Dimensional"). According to its Schedule 13G, Dimensional is an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other group trusts and separate accounts. Dimensional reports sole voting and dispositive power over 1,655,000 shares in its role as investment advisor or manager. Dimensional disclaims beneficial ownership of such shares.

(4) Based on Schedule 13G filed with the SEC on February 13, 2003, by Wall Street Associates. Wall Street Associates reports sole voting power over 445,400 shares and sole dispositive power over 1,147,300 shares. According to its Schedule 13G, all the shares reported in the schedule are owned by advisory clients of Wall Street Associates, and Wall Street Associates disclaims beneficial ownership of such shares.

                             THE BOARD OF DIRECTORS

     Under our by-laws and the laws of the Commonwealth of Kentucky, our state of incorporation, our business and affairs are managed under the direction of the board of directors. The board met six times in 2002. All members of the board attended at least 75% of the meetings held by the board or the committees on which they served.

BOARD COMMITTEES AND MEETING ATTENDANCE ______________________________

     The board has five committees: the Executive, Audit, Compensation, Investment/Mergers and Acquisitions and Nominating & Governance Committees. Committees report their actions to the full board at its next regular meeting. A description of the duties of each committee follows the table below.

                                          COMMITTEE MEMBERSHIP AND MEETINGS HELD
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              INVESTMENT/
                                      NOMINATING/                                                             MERGERS AND
         NAME                         GOVERNANCE        EXECUTIVE           AUDIT         COMPENSATION       ACQUISITIONS
         ----                         ----------        ---------           -----         ------------       ------------
Clifford R. Borland                                         X*                                                    X*
Paul C. Borland, Jr.                                                                                              X
David A. B. Brown                         X                                   X*                                  X
J.C. Burton                               X                                                    X                  X
Patrick J. B. Donnelly                    X*                                                   X                  X
George A. Helland, Jr.                                                        X                X                  X
Gary L. Kott                                                                  X                X*                 X
Rene J. Robichaud                                           X                                                     X
John F. Schwarz                           X                                   X                                   X
Number of Meetings
 in 2002                                  1                 0                 7               10                  0

*Chairman

EXECUTIVE COMMITTEE ___________________________________________

          - Has the full power of the board between meetings of the board, with specified limitations relating to major corporate matters

AUDIT COMMITTEE ______________________________________________

          - Reviews the Company's accounting policies, internal controls, and financial reporting and disclosure practices

          - Reviews the Company's annual financial statements and the annual and quarterly filings with the Securities and Exchange Commission prior to filing

          - Solely responsible for the selection and termination of the independent accountants

          -    Pre-approves the independent accountants' audit scope

          -    Pre-approves the independent accountants' audit fee

          -    Assesses the independence of the independent accountants

          - Pre-approves all permissible non-audit services to be performed by the independent accountants

COMPENSATION COMMITTEE _______________________________________

          - Recommends to the board on matters of executive compensation policies and programs

          - Recommends new compensation and benefit plans to the board of directors

          - Recommends to the board the compensation of the Company's senior officers and approves compensation for the other executive officers of the Company

          - Administers the Company's stock and performance-based compensation plans

          - Recommends to the board compensation and benefits for non-employee directors

INVESTMENT/MERGERS AND ACQUISITIONS COMMITTEE ____________________

          -    Reviews and administers the Company's investment policies

          - Oversees and monitors investment activity and results, including acquisition opportunities

NOMINATING AND GOVERNANCE COMMITTEE __________________________

          -    Formulates the Company's corporate governance guidelines

          - Determines the qualification and independence of directors and committee members

          -    Nominates persons for election to the board of directors

          - Considers director nominations from shareholders, if any, for compliance with the notice procedures set forth in the Company's bylaws



                          REPORT OF THE AUDIT COMMITTEE

     The audit committee oversees the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent auditors, the annual audit of NS Group's financial statements, and related matters. We reviewed and reassessed our written charter during 2002 and 2003 and approved the charter with changes in February 2003. A copy of the charter as amended is attached at Appendix A. Our committee is composed entirely of independent directors in accordance with the current applicable independence standards of the New York Stock Exchange, meaning that we have no relationships to the Company that may interfere with the exercise of our independence from management and the Company.

     On May 14, 2002, the board of directors, based on a recommendation of the audit committee, dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and approved the selection of Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's independent public accountants for the year ending December 31, 2002.

     Arthur Andersen's reports on the Company's financial statements for the year ended December 31, 2001, the quarter ended December 31, 2000, and the fiscal year ended September 30, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During those periods and through May 14, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference thereto in its report on the Company's financial statements for such periods. Also, during those periods, there were no "reportable events," as such term is used in Item 304(a)(1)(v) of Regulation S-K. Arthur Andersen furnished a letter to the Securities and Exchange Commission stating that it agreed with the foregoing statements.

     During the year ended December 31, 2001, the quarter ended December 31, 2000, and the fiscal year ended September 30, 2000, and through May 14, 2002, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The audit committee: (1) reviewed and discussed with management NS Group's audited financial statements for the year ended December 31, 2002; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications"; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees"; (4) considered whether the provision of non-audit services is compatible with maintaining the auditors' independence described below under "Appointment of Independent accountants"; and (5) discussed with the auditors the auditors' independence. The audit committee chairman, as a representative of the committee, discussed the interim financial information contained in each of the quarterly Form 10-Q's with the chief financial officer and independent accountants prior to filing of the forms with the Securities and Exchange Commission.

     Based on our review and discussions with management, we recommended to the board of directors that the audited financial statements for the year ended December 31, 2002, be included in NS Group's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     We also discussed with the Company's independent accountants the overall scope and plan for their audit. We meet periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     We also evaluated and reappointed Deloitte & Touche as the Company's independent accountants for 2003.

This report has been furnished by:

The Audit Committee of the Board of Directors

David A. B. Brown (Chairman)
George A. Helland, Jr.
Gary L. Kott
John F. Schwarz

                            COMPENSATION OF DIRECTORS

     Directors who are not employees receive both cash and stock-based compensation for their services. The stock-based compensation aligns the interests of the directors with those of NS Group's shareholders.

     Directors who are also employees of NS Group receive no additional compensation for their service on the board or its committees. We pay our non-employee directors as follows in addition to out-of-pocket expenses:

          -    Annual cash retainer......................................      $24,000
          -    Compensation for board meetings in excess of
                           four per calendar year........................      $ 1,000 per meeting
          -    Compensation for committee meeting attendance.............      $   750 per meeting
          -    Travel pay (for out-of-town directors)....................      $ 1,000 per meeting


     Mr. C. R. Borland receives an annual fee of $29,125 for his services as Chairman, in addition to his fees received as a non-employee director.

     We award each non-employee director non-qualified stock options to purchase common shares under the NS Group, Inc. 2000 Non-Employee Directors Stock Option Plan. Pursuant to the current terms of such plan, each non-employee director is granted (i) a stock option for 4,000 common shares on the first day of their term as a director and (ii) a stock option for 4,000 common shares on the date of each annual meeting.

     In 2002, the awards were made on May 14 at an exercise price of $8.925 per share (the average of the high and low trading prices of the common stock on that date). The options become exercisable in one-third increments on the first three anniversaries of the award.

     In the event of a change of control, any unexercisable options become exercisable and remain exercisable until the earlier of five years from the date of the change of control or the remaining life of the option.

     If a non-employee director dies or retires from the board after serving five or more years, any vested options can be exercised within the lesser of two years from death or retirement, or the remaining life of the options. If a non-employee director leaves the board for any reason other than death or retirement, any vested options can be exercised within the lesser of ninety days after the date the director ceases to be a non-employee director or the remaining life of the options.

                             PROPOSALS OF THE BOARD

     The board will present the following proposal at the meeting:

ITEM 1. - ELECTION OF THREE CLASS II DIRECTORS

     Our articles of incorporation provide for the classification of the board of directors into three classes. The term of the current Class II directors expires at the 2003 annual meeting of shareholders. All nominees are currently Class II directors. Three Class II directors will be elected at the annual meeting.

      Class II directors will serve until the 2006 annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the board or the size of the board will be reduced. Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below to serve as Class II directors for a term of office to expire at the third succeeding annual meeting and until their successors have been duly elected and qualified. Class II directors shall be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. The Class I and Class III directors will continue to serve their respective terms, with the three Class I directors having a term that will expire at the 2005 annual meeting of shareholders and the three Class III directors having a term that will expire at the 2004 annual meeting of shareholders.

     The names of the nominees and certain information concerning them are set forth:

NOMINEES FOR CLASS II DIRECTORS

DAVID A. B. BROWN
Director since April 2000
Age 59

     Mr. Brown has been president of The Windsor Group, a consulting firm that focuses on energy related issues facing oilfield services and engineering companies, since 1984. Mr. Brown also currently serves on the board of directors and is chairman of the audit committee for BTU International, Inc., EMCOR Group, Inc., Mission Resources Corporation and Pride International Inc. He is also a director of Technical Communications Corporation. He has over 22 years of energy related experience.



GEORGE A. HELLAND, JR.
Director since April 2000
Age 65

     Mr. Helland has been a senior associate of Cambridge Energy Research Associates (CERA), an independent consulting and research firm providing insight into the future of energy since 1997. He has been chairman of the board of Tokheim Corporation since September 2001, acting chairman, president, and chief executive officer from April 2001 until August 2001. Mr. Helland has held senior positions with a number of leading oil service companies and was Deputy Assistant Secretary U.S. Department of Energy in the Bush Administration from 1990 to 1993. He is past chairman of the Petroleum Equipment Suppliers Association (PESA) and has over 40 years experience in the energy industry. On November 21, 2002, Tokheim Corporation and five of its domestic U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware.

GARY L. KOTT
Director since April 2000
Age 61

     Mr. Kott is an independent businessman. From 1978 through June 1998, he served as senior vice president and chief financial officer of Global Marine, Inc. and president of Global Marine Drilling Company. He currently serves on the board of directors and is chairman of the audit committee for Friede Goldman Halter, Inc. He also is a director and a member of the audit and compensation committees of Tesco Corporation. He has 30 years experience in the energy industry.

     The names of the Class I and Class III directors, whose terms expire at the 2005 and 2004 annual meeting of shareholders, respectively, and who are currently serving their terms, are set forth below:

CLASS I DIRECTORS (TERMS EXPIRE IN 2005)

PAUL C. BORLAND, JR.
Director since 1996
Age 68

     Mr. P. C. Borland, Jr. retired from NS Group in July 1998. He formerly held the positions of president and chief operating officer of NS Group (1995 to 1998); president of Koppel Steel Corporation (1990 to 1997); and vice president and general manager of Kentucky Electric Steel Corporation (1989 to 1990). He is the brother of Mr. C. R. Borland.


J. C. BURTON
Director since March 2001
Age 64

     Mr. J. C. Burton is a retired executive of Amoco where he spent 37 years in various positions, including president of Amoco Europe.

He also serves on the board of directors and is a member of the compensation and audit committees of Pride International Inc.

JOHN F. SCHWARZ

Director since March 2001
Age 66

     Mr. John F. Schwarz is currently a director, president and chief executive officer of Entech Enterprises, Inc., a private independent oil and gas exploration and production company. Mr. Schwarz also served as director, president and chief executive officer of Energy Development Corporation and CSX Oil & Gas Corporation where he spent 28 years. Mr. Schwarz also serves on the board of directors and is a member of the compensation and nominating committees of Burlington Resources Inc.

CLASS III DIRECTORS (TERMS EXPIRE IN 2004)

CLIFFORD R. BORLAND
Director since 1981
Age 65

     Mr. C. R. Borland has been chairman of NS Group since December 1995. He retired from NS Group in January 2001 where he formerly held the positions of chief executive officer (1995 to February 2000), president (1981 to 1995 and 1998 to 1999) and chief operating officer (1998 to 1999). Mr. C. R. Borland is a director of Kentucky Electric Steel, Inc. He is the brother of Mr. P. C. Borland, Jr.


PATRICK J. B. DONNELLY
Director since 1981
Age 66

     Mr. Donnelly has been a partner in the Baltimore, Maryland law firm of Niles, Barton & Wilmer LLP since 1972.

RENE J. ROBICHAUD
Director since July 1999
Age 44

     Mr. Robichaud has been chief executive officer of NS Group since February 2000 and president since he joined NS Group in June 1999. He previously held the position of chief operating officer from June 1999 to May 2000. Prior to joining NS Group, Mr. Robichaud worked in investment banking for over 14 years, most recently as a managing director at Salomon Smith Barney.

ITEM 2. - OTHER MATTERS

     The board is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxy committee will vote in accordance with their best judgment.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The firm of Deloitte & Touche examined the financial statements of NS Group for the year ended December 31, 2002. The audit committee has reappointed the firm of Deloitte & Touche, as independent auditors, to examine the financial statements of NS Group for the year 2003, and to perform other appropriate accounting services. We have been advised that a representative of Deloitte & Touche will be present at the meeting with an opportunity to make a statement if they desire and will be available to respond to shareholder questions.

                         FEES TO INDEPENDENT ACCOUNTANTS

     Audit Fees. The audit fees billed or expected to be billed to the Company for professional services rendered by Deloitte & Touche for the audit of the Company's consolidated financial statements for the year ended December 31, 2002, and the reviews of interim financial statements included in the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 2002, and September 30, 2002, are $285,000.

     The aggregate fees billed to the Company for professional services rendered by Arthur Andersen for the audit of the Company's consolidated financial statements for the year ended December 31, 2001, and the review of interim financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2002, were $169,000.

     Financial Information Systems Design and Implementation Fees. Neither Arthur Andersen nor Deloitte & Touche rendered financial information systems design and implementation services to the Company in 2002.

     All Other Fees. The aggregate fees billed to the Company for services rendered by Deloitte & Touche for 2002, other than those services previously mentioned, were $94,000. These services consisted of the following: tax compliance and planning - $71,000; services rendered in connection with the Company's shelf registration statement - $23,000.

     The aggregate fees billed to the Company for services rendered by Arthur Andersen for 2002, other than those services previously mentioned, were $67,000. These services consisted of the following: tax compliance and planning - $48,000; audits of benefit plans - $19,000.

                      REPORT OF THE COMPENSATION COMMITTEE

ROLE OF THE COMMITTEE

     The compensation committee oversees NS Group's executive compensation policies and programs. We also recommend to the board base salaries, target bonus levels and long-term incentive awards to be paid to senior officers and approve compensation for the other executive officers of the Company. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced shareholder value.

     Our committee consists of four independent, non-employee directors.

EXECUTIVE COMPENSATION PROGRAM

     The executive compensation program is designed to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. The program is comprised of three basic elements:

     - base salaries that are competitive within the industry in which NS Group operates and that reflect individual performance;

     - annual bonus incentives that are payable in cash for the achievement of certain annual financial performance criteria; and

     -    long-term, stock-based incentive opportunities.

    We believe that both the annual bonus and stock-based incentive opportunities directly strengthen the mutuality of interests between the executive officers and the Company's shareholders. In developing and administering the individual elements of the executive compensation program, we strive to balance short and long-term incentive objectives.

     Periodically, we obtain competitive survey data from a number of sources in connection with our administration and review of the executive compensation program. Such survey data confirms our belief that the program is currently competitive and effective because it aligns the financial interests of the executive officers with NS Group's financial performance and long-term total return to shareholders. We continually review the program and consider modifications in order to motivate the executive officers.

     A discussion of each of the elements of the program along with a description of our significant decisions with regard to 2002 compensation is set forth below. The individuals serving in an executive officer capacity during 2002 were Messrs. Rene J. Robichaud, William W. Beible, Jr., Thomas J. Depenbrock, Thomas L. Golatzki, Frank J. LaRosa and Robert L. Okrzesik. Mr. Beible resigned from the Company on September 30, 2002.

BASE SALARY

     Base salaries are determined by an assessment of salaries paid by companies within NS Group's industry, executive responsibilities and individual performance. The annual base salaries for the executive officers other than the Chief Executive Officer are determined through an interactive review process between the committee and Mr. Robichaud using these criteria. The board hired Mr. Robichaud in June 1999 as President and Chief Operating Officer and he was promoted to Chief Executive Officer in February 2000. See the information entitled "Other Compensation Agreements" for a discussion of Mr. Robichaud's cash compensation. Mr. Robichaud's base salary is reviewed and established annually by the committee. In addition to the criteria described above, we also consider the overall performance of NS Group when establishing Mr. Robichaud's base salary. Mr. Robichaud's salary was increased upon his promotion to Chief Executive Officer in February 2000 and again in May 2001 and June 2002.

BONUS INCENTIVE

     The executive officers and other key employees are eligible to participate in NS Group's bonus plan. Participants may be awarded annual bonuses if NS Group and/or its operating subsidiaries meet certain financial performance criteria. Annual bonuses for Mr. Robichaud and the other executive officers are based upon company-wide financial performance criteria including operating margins, return on assets, and return on total capital. The bonus percentage for Mr. Robichaud and the other executive officers varies from 0% to 100% of annual salary depending on the levels at which the financial performance criteria are met. Mr. Robichaud and the other executive officers earned no bonuses during 2002, 2001, the quarter ended December 31, 2000, or the fiscal year ended September 30, 2000, based upon company-wide financial performance criteria.

     A bonus was awarded outside of the bonus plan, in December 2000, to Mr. Robichaud and certain other executive officers for their contribution to the sale of our former subsidiary, Imperial Adhesives, Inc.

STOCK OPTION INCENTIVE

     Long-term incentive awards provided through NS Group's stock option plans are designed to develop and maintain strong management through share ownership. Executive officers have historically been granted non-qualified stock options under NS Group's stock option plans. With certain exceptions, the exercise price for options granted has approximated the market value of NS Group's common stock on the date of grant, and options generally become exercisable over periods ranging from three to eight years.

     The number of options granted to executive officers is based upon current performance, anticipated future contribution based on that performance, the ability to improve corporate and/or subsidiary business results and comparative industry practices. The size and price of previous option grants and the number of options currently held by an executive are not taken into account in determining the number of shares and price of options granted.

     Mr. Robichaud recommends stock option grants for the other executive officers and the committee takes into consideration such recommendations and has final approval over such awards. With respect to Mr. Robichaud, the committee determines the options to be granted. See the option tables for information concerning grants and exercises of options and fiscal year-end option values. Also, see the information entitled "Other Compensation Agreements" for a discussion of Mr. Robichaud's employment agreement.

This report has been furnished by:

The Compensation Committee of the Board of Directors

Gary L. Kott (Chairman)
J. C. Burton
George A. Helland, Jr.
Patrick J. B. Donnelly

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION

     The following table shows compensation awarded to, earned by, or paid to the chief executive officer and other named executive officers serving in an executive officer capacity during calendar 2002 for services rendered to NS Group.

                                               SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                                                               LONG TERM
                                                        ANNUAL COMPENSATION                   COMPENSATION
                                                    -------------------------------------------------------
                                                                                               SECURITIES         ALL OTHER
NAME AND PRINCIPAL                 FISCAL                                  OTHER ANNUAL        UNDERLYING         COMPEN-
  POSITION                         YEAR(1)          SALARY      BONUS     COMPENSATION(3)     OPTIONS/SARS        SATION(4)
-----------------                 -------        ---------     ------     --------------      ------------       -----------
Rene J. Robichaud                   2002         $  403,141    $    0      $      0              50,000          $    9,857
President and Chief                 2001            390,630         0       113,525              10,000               9,590
Executive Officer (5)             2000(2)            93,750    50,000             0                   0               3,095
                                    2000            346,666         0         3,333              14,400               9,590

William W. Beible, Jr.              2002         $  207,385    $    0      $ 91,788              30,000          $   74,036
Former Executive Vice               2001            271,248         0       143,647               8,000               8,793
President and Chief Operating     2000(2)            66,250         0        84,920                   0                 577
Officer(6)                          2000            243,862         0        38,987             300,000               8,793

Thomas J. Depenbrock                2002         $  195,290    $    0      $      0              20,000          $    5,523
Vice President, Secretary,          2001            185,000         0             0               8,000               4,974
Treasurer and Chief               2000(2)            43,750    30,000             0                   0               1,865
Financial Officer                   2000            151,670         0             0              16,400               4,398

Thomas L. Golatzki                  2002         $  158,535    $    0      $      0              10,000          $    5,874
Vice President - Engineering,       2001            151,875         0         1,233               6,000               5,986
Energy and Materials              2000(2)            36,250    20,000         1,233                   0               1,862
                                    2000            137,962         0         1,233              13,800               5,643

Frank J. LaRosa II                  2002         $ 159,803     $    0      $      0              10,000          $    5,036
Vice President - Human              2001           150,000          0             0               6,000               2,880
Resources and Information         2000(2)           35,000          0        48,825                   0                   0
Services (7)                        2000            75,853          0        39,991              23,600                   0


Robert L. Okrzesik                  2002         $ 157,415     $4,975      $ 26,025                   0          $    5,217
Vice President - Sales and          2001           135,547          0             0               6,000               2,711
Marketing(8)                      2000(2)           33,720          0        61,161                   0                 674
                                    2000           101,080          0        15,000              23,600               1,822

(1) NS Group changed its fiscal year from the last Saturday in September to a calendar year ending on December 31. Accordingly, the summary compensation table reflects compensation paid during calendar years 2002 and 2001, the period October 1, 2000, through December 31, 2000 (Transition Period), and the fiscal year ending September 30, 2000.

(2)  Represents compensation paid during the Transition Period.

(3) Other Annual Compensation for Mr. Golatzki for all periods represents tax reimbursements. The amounts for Mr. Robichaud in 2001 consisted of relocation expenses of $68,115 and tax reimbursements of $45,410. Amounts for Mr. Robichaud in 2000, represent tax reimbursements. The amounts for Mr. Beible in 2002 consisted of travel and living expenses of $54,179 and tax reimbursements of $37,609. The amounts for Mr. Beible in 2001 consisted of travel and living expenses of $81,873 and tax reimbursements of $61,774. The amounts for Mr. Beible in the Transition Period consisted of travel and living expenses of $39,291 and tax reimbursements $45,629. The amounts for Mr. Beible in fiscal 2000 consisted of travel and living expenses of $30,868 and $5,218 of relocation expenses and a tax reimbursement of $2,901. The amount for Mr. LaRosa in the Transition Period consists of relocation expenses of $29,295 and tax reimbursements of $19,530. The amount for Mr. Okrzesik in 2002 consists of relocation expenses of $22,023 and tax reimbursements of $4,002. The amount for Mr. Okrzesik in 2000 consists of relocation expenses of $51,697 and tax reimbursements of $24,464.

(4) NS Group has purchased disability insurance policies for the benefit of certain of its employees, including the executive officers. In the event an insured is disabled for more than 60 days, he will be paid an amount ranging from 21% to 31% of his current base salary during the term of such disability up to age 65. NS Group paid premiums in 2002, 2001, the Transition Period, and fiscal year 2000 as follows: Mr. Robichaud - $6,190, $6,190, $3,095, $6,190; Mr. Beible - $0, $5,393, $0, $5,393; Mr. Depenbrock
     - $1,783, $1,574, $682, $1,365; Mr. Golatzki - $2,703, $2,949, $737,
     $2,949; Mr. LaRosa - $1,840, $1,848, $0, $0, and Mr. Okrzesik, $1,969, $0,
     $0, $0, respectively.

     All Other Compensation also includes Company matching contributions to the NS Group Inc. Salaried Retirement Savings Plan for 2002, 2001, the Transition Period, and fiscal year 2000 as follows: Mr. Robichaud - $3,667, $3,400, $0, $3,400; Mr. Beible - $4,000, $3,400, $577, $3,400; Mr.
     Depenbrock - $3,740, $3,400, $1,183, $3,033; Mr. Golatzki - $3,171, $3,037,
     $1,125, $2,694; Mr. LaRosa - $3,196, $1,040, $0, $0; and Mr. Okrzesik -
     $3,248, $2,711, $674, $1,822.

     All Other Compensation for Mr. Beible in 2002 includes $70,036 of payments made to him under the terms of his severance agreement.

(5) Mr. Robichaud joined NS Group in June 1999 as President and Chief Operating Officer and was promoted to Chief Executive Officer in February 2000.

(6) Mr. Beible resigned from the Company on September 30, 2002, and as a result, forfeited unvested stock options of 30,000, 5,334, and 180,000 of the options granted in 2002, 2001 and 2000, respectively.

(7)  Mr. LaRosa joined NS Group in March 2000.

(8) Mr. Okrzesik was Vice President of Sales and Marketing of Koppel Steel Corporation, a subsidiary of NS Group, since being hired in 1999. He was promoted to Vice President - Sales and Marketing of the Company in June 2002.

OPTION GRANTS IN 2002

     The following table shows certain information concerning stock options granted during 2002 to the executive officers named in the Summary Compensation Table.

                                              OPTIONS/SAR GRANTS IN 2002
----------------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED ANNUAL
                                               PERCENT OF                                    RATES OF STOCK PRICE
                                NUMBER OF        TOTAL                                     APPRECIATION FOR OPTION
                               SECURITIES       OPTIONS                                           TERM (3)
                               UNDERLYING      GRANTED TO      PER SHARE                 -----------------------------
                                OPTIONS       EMPLOYEES IN     EXERCISE     EXPIRATION
             NAME               GRANTED (1)       2002           PRICE         DATE          5%             10%
  ---------------------       ------------    -----------      ---------    -----------  ---------      ----------
  Rene J. Robichaud              50,000            27.5%        $8.925      6/13/2012    $  632,418     $  1,007,021
  William W. Beible, Jr.         30,000 (2)        16.5%        $8.925      6/13/2012    $  379,451     $    604,212
  Thomas J. Depenbrock           20,000            11.0%        $8.925      6/13/2012    $  252,967     $    402,808
  Thomas L. Golatzki             10,000             5.5%        $8.925      6/13/2012    $  126,484     $    201,404
  Frank J. LaRosa II             10,000             5.5%        $8.925      6/13/2012    $  126,484     $    201,404
  Robert L. Okrzesik                  0             0.0%           N/A           N/A            N/A              N/A

(1) Represents non-qualified stock options granted on June 13, 2002, pursuant to the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan. The options become exercisable over a three-year period in increments of 33 1/3% per year beginning with the first anniversary of the date of grant.

(2) Mr. Beible forfeited these unvested options when he resigned from the Company on September 30, 2002.

(3) The amounts shown under these columns are the result of calculations at 5% and 10% rates as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of NS Group.

OPTION/SAR EXERCISES IN 2002
  AND YEAR-END OPTION VALUES

                                                 OPTION/SAR EXERCISES IN 2002
                                                AND YEAR-END OPTION/SAR VALUES
------------------------------------------------------------------------------------------------------------------------------
                                   NO. OF                        TOTAL NUMBER OF SHARES          TOTAL VALUE OF UNEXERCISED,
                                   SHARES                        UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                 ACQUIRED ON      VALUE              OPTIONS/SARS AT                   OPTIONS/SARS HELD
         NAME                     EXERCISE       REALIZED               YEAR END                          AT YEAR END (1)
-------------------------        -----------     --------      -----------------------------     -----------------------------
                                                               EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                                               -----------     -------------     -----------     -------------
Rene J. Robichaud                     0            $ 0          342,932          281,468          $      0            $ 0
William W. Beible, Jr.(2)             0            $ 0          139,666                0          $  9,902            $ 0
Thomas J. Depenbrock                  0            $ 0           36,828           30,801          $ 43,302            $ 0
Thomas L. Golatzki                    0            $ 0           34,428           18,601          $ 43,302            $ 0
Frank J. LaRosa II                    0            $ 0           15,066           24,534          $      0            $ 0
Robert L. Okreszik                    0            $ 0           14,532            9,268          $      0            $ 0

(1) In-the-Money Options/SARs are those in which the fair market value of the underlying securities at year-end exceeds the exercise price of the option or SAR.

(2) Mr. Beible's options are exercisable for a period of two years from his resignation date of September 30, 2002.

SALARY CONTINUATION AGREEMENTS

     The Company has entered into non-qualified salary continuation agreements with certain officers of the Company, including the named executive officers listed below, which provide for pension benefits to those officers. The agreements provide payment upon retirement at or after age 62 of an amount equal to 50% of the officer's then current salary for life, with payments for a minimum of 10 years either to the participant or his descendants. The officers also receive health benefits until age 65. These benefits do not vest until retirement, at which time they vest 100%.

The estimated annual benefits payable upon retirement for each of the named executive officers are as follows: Mr. Robichaud - $195,000; Mr. Depenbrock - $92,000; Mr. Golatzki - $80,000; Mr. LaRosa - $82,000; and Mr. Okrzesik - $84,000. The estimated amounts were calculated using the officer's salary at December 31, 2002 and an assumption of no increase in compensation. Mr. Beible forfeited the benefits under his salary continuation agreement when he resigned from the Company in September 2002.

CHANGE OF CONTROL AGREEMENTS


     NS Group has entered into change of control severance agreements with Messrs. Robichaud, Depenbrock, Golatzki, LaRosa, and Okrzesik. These agreements provide that if, during the three year period following a "change of control", the executive's employment is terminated for other than for cause, or the executive terminates his employment for good reason, then the executive will receive a defined payment, certain medical, dental, life and disability insurance benefits and outside assistance in finding other employment. Payments to Mr. Robichaud would be the aggregate of three times the amount of his then current base salary and three times the average amount of his bonus payments in the prior five years, plus a pro rata portion of his current year bonus. The payments to Messrs. Depenbrock, Golatzki, LaRosa, and Okrzesik would be the aggregate of two times the amount of their then current base salary and two times the average amount of their bonus payments in the prior five years, plus a pro rata portion of their current year bonus.

     In the event of a change in control, all outstanding stock options of the executive will become immediately exercisable. In the event of termination of the executive within three years of a change of control, the executive's outstanding options remain exercisable for up to five years from the termination date, not to exceed the original term of the option. In addition, concurrent with a change of control, the present values of the amount that is sufficient to pay each participant or beneficiary the benefits to which participants or their beneficiaries would be entitled pursuant to the terms of the salary continuation agreement, would be required to be funded by the Company.

     Under the terms of the agreements, a "change of control" of NS Group means:

     -    a sale of substantially all of its assets;

     - a merger with the result that its pre-merger shareholders hold less than 51% of the voting power of the merged entity;

     -    shareholders approve a liquidation or dissolution of the Company; or

     - a tender offer or other purchases resulting in a group of persons (other than a group of persons with respect to which Mr. C. R. Borland is the beneficial owner of the majority of the voting securities) becoming the beneficial owner of 30% or more of NS Group's securities; or changes in the composition of the majority of the members of the board.

     In these agreements, each executive also agrees not to divulge confidential information or be employed by a competitor, or to solicit any present or prospective executive employee of NS Group to be employed by a competitor.

OTHER COMPENSATION AGREEMENTS

     When Mr. Robichaud was hired as President and COO in June 1999, he entered into a three-year employment agreement with NS Group, which has since been extended through February 2005 and the agreement will be automatically extended for one year from year to year thereafter. The agreement specifies a minimum annual base salary and eligibility for participation in the bonus incentive program, the stock option program and other fringe benefits generally available to other executives of NS Group. When Mr. Robichaud was promoted to Chief Executive Officer in February 2000, his base salary was increased to $375,000 per year. Mr. Robichaud received increases in annual base salary to $400,000 in May 2001 and to $405,775 in June 2002 based on his performance contributions to the Company.

     In the event Mr. Robichaud's employment is terminated for reasons other than cause, the current agreement guarantees the salary and any bonus earned for the greater of two years following his termination date or until the end of his current agreement.

     Mr. Beible resigned September 30, 2002 as Executive Vice President and Chief Operating Officer of the Company. Pursuant to the severance agreement executed by Mr. Beible and the Company, Mr. Beible will receive severance pay of $263,900, equivalent to one year of his salary, payable on regular payroll days over a twelve-month period. Mr. Beible will also receive medical benefits for one year and outplacement services.

COMPENSATION COMMITTEE INTERLOCKS
     AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Messrs. Burton, Donnelly, Helland, and Kott, none of whom has served as an officer or employee of NS Group.

                                PERFORMANCE GRAPH

     The graph below compares NS Group's cumulative total shareholder return from September 30, 1997, through December 31, 2002, with the cumulative total return for the same period measured by the Standard & Poor's 500 Composite Index and the Standard & Poor's 600 Oil and Gas Equipment & Services Index. The Standard & Poor's 600 Oil & Gas Equipment & Services Index is a successor index to the Standard & Poor's SmallCap 600 Oil & Gas (Equipment & Drilling) Index which is no longer available.

                                  [LINE CHART]


                                                   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)
                                          ----------------------------------------------------------------------
                                           1997      1998        1999       2000       2000T      2001      2002
                                          -----     ------      ------     ------     ------     ------    ------
NS Group, Inc.                            $ 100     $  18.9     $  33.2    $  61.3    $  29.2    $  23.1    $ 20.1
Standard & Poor's 500
  Composite Index                         $ 100     $ 109.1     $ 139.4    $ 157.9    $ 145.5    $ 128.2    $ 99.9
Standard & Poor's 600 Oil and Gas
  Equipment & Services Index              $ 100     $  41.1     $  45.6    $  68.0    $  72.2    $  54.8    $ 44.1

(1) The graph assumes $100 invested on September 30, 1997 in NS Group's common stock, the Standard & Poor's 500 Composite Index, and the Standard & Poor's 600 Oil and Gas Equipment and Services Index. NS Group's fiscal years prior to December 31, 2000 ended on the last Saturday in September. In November 2000, NS Group changed its fiscal year end to a calendar year ending on December 31. The period shown as 2000T is the three-month period ended December 31, 2000 (Transition Period).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. C. R. Borland and P. C. Borland, Jr. receive annual payments of $196,875 and $108,000, respectively, under deferred compensation agreements entered into when they were employees of the Company. Mr. C. R Borland retired in January 2001 and Mr. P. C. Borland retired in fiscal 1998.

     This annual benefit is payable for life, with a minimum of 10 years, to either the program participant or their descendants.

                              SHAREHOLDER PROPOSALS

     Pursuant to the applicable rules under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2004 proxy statement. Proposals of shareholders intended to be presented at the 2004 annual meeting must be received by NS Group by November 15, 2003, for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the 2004 proxy statement and proxy in accordance with regulations governing the solicitation of proxies. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities regulations.

     In order for a shareholder to nominate a candidate for director under our bylaws, timely notice of the nomination must be given to NS Group in advance of the meeting. The shareholder filing the notice of nomination must include various information regarding the nominee, including matters such as name, address, occupation and shares held. Ordinarily, such notice must be given not less than 90, nor more than 120 days, before the meeting (but if NS Group gives less than 100 days notice or prior public disclosure of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The shareholder filing the notice of nomination must describe various matters regarding the nominee, including matters such as name, address, occupation and shares held. In order for a shareholder to bring other business before a shareholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons for such business, and other specified matters.

     These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

     In each case, the notice must be given to the Secretary of NS Group, whose address is 530 West Ninth Street, Newport, Kentucky 41071. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary.

By Order of the Board of Directors,


/s/ Thomas J. Depenbrock
Thomas J. Depenbrock                                          Newport, Kentucky
Vice President and Secretary                                  March 14, 2003

                                                                      APPENDIX A

                                     CHARTER
                                     OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                                 NS GROUP, INC.
                            (ADOPTED APRIL 20, 2000)
              (AS AMENDED ON JULY 20, 2000 AND FEBRUARY 18, 2003)

                                    ARTICLE I
                                  ORGANIZATION

     The By-Laws of NS Group, Inc. provide for a committee of the Board of Directors known as the Audit Committee of the Board of Directors (herein the "Committee").

                                   ARTICLE II
                                     PURPOSE

     The purpose of the Committee is (a) to assist the Board of Directors' oversight of: (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company's independent public accountants (herein the "Accountants"), and (iv) the performance of the Company's internal audit function and the Accountants; and (b) prepare the report that SEC rules require be included in the Company's annual proxy statement.

                                   ARTICLE III
                                   MEMBERSHIP

     The membership of the Committee shall be composed of Directors who are independent of management of the Company and are free from any relationship with the Company which would, in the opinion of the Board of Directors, interfere with their exercise of independent judgment as members of the Committee. The Committee shall be composed of not less than three (3) independent Directors, each of whom shall be elected by the Board of Directors at the Annual Organizational Meeting of the Board upon the recommendation of the Nominating and Corporate Governance Committee, or until their successors shall be duly elected and qualified. The Committee shall have a Chairman elected by the Board of Directors. Each member of the Audit Committee shall be qualified to serve thereon under the requirements of Section 10A of the Securities Exchange Act of 1934 (including any rules and regulations promulgated thereunder by the SEC) (collectively, the "Act"), The New York Stock Exchange and any other regulatory requirements. The Chairman of the Committee shall have accounting or related financial management experience and expertise and the other members of the Committee shall have a working familiarity with basic finance and accounting practices and procedures.

     Members of the Committee may not receive any compensation from the Company other than fees for service as a Director and as a member of the Committee.

                                   ARTICLE IV
                          DUTIES OF THE AUDIT COMMITTEE

     The Committee shall have the following duties and responsibilities:

     A. Oversee that management maintains the reliability and integrity of the accounting policies, procedures and financial reporting and disclosure practices of the Company and its subsidiaries (herein collectively, the "Company");

     B. Oversee that management has established and maintains processes and procedures to assure that an adequate system of internal financial controls functions at all times within the Company;

     C. Oversee that management has established and maintains processes to assure compliance by the Corporation with all applicable laws, regulations and Company policies;

     D. Conduct an annual review of and, if required, propose amendments of the Committee Charter to the Board of Directors;

     E. Oversee the performance of the Company's Accountants and immediately review any disagreements between management and the Accountants;

     F. Ensure the independence of the Accountants. This includes obtaining from the Accountants an annual, formal written statement regarding their independence and disclosure of any relationships between their firm and the Company;

     G. Review the Company's annual financial statements, as well as any financial or other reports or information submitted by the Company to any governmental body or to the public, including any certification, report, opinion or review rendered by the Company's independent public accountants;

     H. Meet not less than semi-annually with the Chief Financial Officer of the Company to review compliance by the Chief Financial Officer with the financial reporting policies of the Company;

     I. Review prior to filing the 10-K and 10-Q reports to be filed by the Company with the Securities and Exchange Commission. The Chairman of the Committee may represent the entire Committee for purposes of this review.

     J. Confer with the Accountants and the Company's internal auditor concerning the scope of the Accountants' examination of the books and records of the Company and review and approve the opinion of the Accountants which is to be included in the annual audit.

     K. Obtain from the Accountants and the Company's internal auditor their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company, and ensure the correction of any controls deemed by the Committee to be deficient;

     L. Maintain minutes of all meetings and activities of the Committee;

     M. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any such investigation;

     N. Review with the Chief Financial Officer of the Company its compliance with all debt covenants which may be in place from time to time, and review annually with the Accountants their annual written statement delineating all relationships between the Accountants and the Company, and assess whether any disclosed relationships require action by the Committee; and

     O. The Committee will obtain and review an annual report from the Accountants describing that firm's internal quality control procedures and any inquiries raised or investigations involving the firm within the past five years.

                                    ARTICLE V
                            MEETINGS OF THE COMMITTEE

     The Committee shall meet not less frequently than twice each fiscal year and more frequently as it believes is necessary or appropriate to fulfill its duties and responsibilities under this Charter. The Committee shall report regularly to the Board of Directors on the Committee's activities and discuss with the Board any specific items brought to the attention of the Committee by the Company's Accountants or the Company's Chief Financial Officer.

                                   ARTICLE VI
                            SELECTING AND SUPERVISING
                            THE COMPANY'S ACCOUNTANTS

     The Committee shall be solely responsible for the selection and termination of the Company's Accountants. The ultimate responsibility of the Accountants is to the Committee and the Board of Directors. The Committee shall meet, as a Committee, with the Accountants not less frequently than twice each year. The Committee shall have the sole authority to approve the scope and cost of the annual audit and to approve any non-audit services to be performed by the Accountants during the current year, as well as those arranged for the upcoming fiscal year, as permitted by the Act. The Committee shall discuss annually with the Accountants their opinion to be included in the Company's annual report. The Committee shall review and approve the Accountants' annual engagement letter. Approvals of all audit and permitted non-audit services will be made in advance of the provision of such services. The audit committee may delegate the pre-approval of audit and permitted non-audit services to one or more of its Members, provided that such Member(s) shall report any such approvals to the full Committee.

                                   ARTICLE VII
                       LIMITATIONS OF THE AUDIT COMMITTEE

     The Committee recognizes that its role is one of oversight and that it is not the duty or responsibility of the Committee to conduct audits or determine if the Company's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. It is the responsibility of the Company's management to prepare the financial statements and the responsibility of the Company's Accountants to conduct the annual audit.

                                 REVOCABLE PROXY
                                 NS GROUP, INC.


[X]   Please mark votes as in this example

ANNUAL MEETING OF SHAREHOLDERS MAY 14, 2003

The undersigned hereby appoints Thomas J. Depenbrock and James J. Crowe or either of them as proxies (acting by a majority or, if one be present, then that one shall have all of the powers hereunder), each with full power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote as designated below, all the shares of common stock of NS Group, Inc. held of record by the undersigned on March 12, 2003, at the Annual Meeting of Shareholders to be held on May 14, 2003, or at any adjournment, or adjournments thereof.

Item 1. Election of the following three (3) nominees as Class II Directors whose terms expire in 2006.

     FOR      WITHHOLD      FOR ALL EXCEPT

David A. B. Brown       George A. Helland, Jr.          Gary L. Kott

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------

Please check box if you plan to attend the meeting    [ ]

The Board of Directors Recommend a Vote "FOR" all nominees in Item 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please be sure to sign and date this Proxy in the box below

Date:

Shareholder sign above               Co-holder (if any) sign above


Detach above card, sign, date and mail in postage paid envelope provided.

                                 NS GROUP, INC.
                              530 West Ninth Street
                             Newport, Kentucky 41071

This Proxy when properly executed will be voted in the manner directed herein by the above signed shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1.

Please sign exactly as name (or names) appears on this card. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.